Tellurian reports first quarter 2021 results

HOUSTON, Texas – (BUSINESS WIRE) May 5, 2021 -- Tellurian Inc. (Tellurian) (NASDAQ: TELL) continues to build its integrated global natural gas business, focusing on debt reduction during the first quarter of 2021. Subsequent to the quarter end, Tellurian made a voluntary $17 million debt repayment on April 23, 2021, and has now paid off all borrowing obligations.
President and CEO Octávio Simões said, “Tellurian now has a much stronger balance sheet and global customers continue to be very interested in our integrated, market-based liquefied natural gas (LNG) product offering as they build their portfolios with flexible, reliable and cleaner energy sources. Additionally, we are looking forward to expanding our drilling program in 2021, having recently spud a new well in the prolific Haynesville Shale, that we expect to provide valuable revenue.”
Operating activities
Tellurian produced 3.3 billion cubic feet (Bcf) of natural gas for the quarter ending March 31, 2021 as compared to 3.9 Bcf for the previous quarter. Tellurian’s upstream assets include 9,704 net acres and interests in 72 producing wells as of March 31, 2021.
Financial results
Tellurian ended its first quarter of 2021 with approximately $58.7 million of cash and cash equivalents and approximately $17.0 million in short-term borrowings (which was repaid in April 2021), and generated approximately $8.7 million in revenues from natural gas sales. Tellurian has a strong balance sheet consisting of approximately $270.3 million in total assets. Tellurian reported a net loss of approximately $27 million, or $0.08 per share (basic and diluted), for the three months ended March 31, 2021.
About Tellurian Inc.
Tellurian intends to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide. Tellurian is developing a portfolio of natural gas production, LNG marketing and trading, and infrastructure that includes an ~ 27.6 mtpa LNG export facility and an associated pipeline. Tellurian is based in Houston, Texas, and its common stock is listed on the Nasdaq Capital Market under the symbol “TELL”.
For more information, please visit www.tellurianinc.com. Follow us on Twitter at twitter.com/TellurianLNG

1201 Louisiana Street Suite 3100	Houston, TX 77002	TEL +1 832 962 4000	www.tellurianinc.com

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein relate to, among other things, the capacity, timing, and other aspects of the Driftwood project, interest in Driftwood from potential customers and future drilling activities and potential revenues. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include the matters discussed in Item 1A of Part I of the Annual Report on Form 10-K of Tellurian for the fiscal year ended December 31, 2020 filed by Tellurian with the Securities and Exchange Commission (the SEC) on February 24, 2021, and other Tellurian filings with the SEC, all of which are incorporated by reference herein. The forward-looking statements in this press release speak as of the date of this release. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.
Contact

Media: Joi Lecznar EVP Public Affairs and Communication Phone +1.832.962.4044 joi.lecznar@tellurianinc.com	Investors: Matt Phillips Vice President, Investor Relations Phone +1.832.320.9331 matthew.phillips@tellurianinc.com

1201 Louisiana Street Suite 3100	Houston, TX 77002	TEL +1 832 962 4000	www.tellurianinc.com